Exhibit 8.1

April 19, 2021

Bespoke Capital Acquisition Corp.

3rd Floor

115 Park Street

London, W1K 7AP

United Kingdom

Ladies and Gentlemen:

We have acted as U.S. tax counsel for Bespoke Capital Acquisition Corp., a corporation organized under the laws of the Province of British Columbia (the “Company”), in connection with the Registration Statement (as defined below), relating to, among other things, (i) the merger of VWE Acquisition Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), with and into Vintage Wine Estates, Inc., a California corporation (“VWE”), with VWE surviving the merger as a wholly owned subsidiary of the Company (the “Merger”), pursuant to the terms of the Transaction Agreement, dated February 3, 2021, among the Company, Merger Sub, VWE and the other parties thereto (the “Transaction Agreement”), and (ii) as a condition to the effectiveness of the Merger, the proposal of the Company to change its jurisdiction of incorporation from the Province of British Columbia to the State of Nevada (the “Domestication”), subject to requisite approvals by shareholders of the Company and VWE. Following the Domestication, the Company will be renamed “Vintage Wine Estates, Inc.” We refer to the post-Domestication Nevada entity herein as “New VWE Holdco.”

Prior to and as a condition of the Merger, in connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a continuance out of the Province of British Columbia under Section 308 of the Business Corporations Act (British Columbia) and domestication as a Nevada corporation pursuant to Section 92A.270 of the Nevada Revised Statutes (the “NRS”) and, in connection therewith, the Company will simultaneously file the Articles of Domestication (as defined below) and the Articles of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Nevada. Upon the Articles of Domestication and the Articles of Incorporation becoming effective under NRS 92A.270, among other things: (i) each then issued and outstanding Class A Restricted Voting Share of the Company will convert automatically, on a one-for-one basis, into a share of common stock, no par value per share (“New VWE Holdco Common Stock”), of New VWE Holdco; (ii) each then issued and outstanding Class B Share of the Company will convert automatically, on a one-for-one basis, into a share New VWE Holdco Common Stock; (iii) each then issued and outstanding share purchase warrant of the Company will convert automatically into a warrant to purchase one share of New VWE Holdco Common Stock.

Bespoke Capital Acquisition Corp.

As a result of and upon the effective time of the Merger (the “Merger Effective Time”), among other things: (i) each share of capital stock of VWE issued and outstanding immediately prior to the Merger Effective Time (other than Dissenting Shares and Excluded Shares (each as defined in the Transaction Agreement)) will be automatically cancelled and converted into the right to receive (i) the Per Share Merger Consideration less the Per Share Adjustment Escrow Deposit (each as defined in the Transaction Agreement) and (ii) a contingent right to receive, if and when payable under the Transaction Agreement, (A) the Per Share Adjustment Escrow Release and (B) the Per Share Earnout Shares (each as defined in the Transaction Agreement).

In connection with this opinion, we have examined and are familiar with the Registration Statement and such other presently existing documents, records, and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed for purposes of this opinion, without any independent investigation or examination thereof: (i) that the Domestication and Merger will be consummated in accordance with and as described in and contemplated by the Registration Statement, and that the parties have complied with and, if applicable, will continue to comply with, the covenants, conditions, and other provisions contained therein and in the documents and agreements described therein without any waiver, breach, or amendment thereof; (ii) the continuing truth and accuracy at all times through the effectiveness of the Domestication and Merger (and thereafter, as applicable) (the “Effective Time”) of the statements, representations, and warranties made by the parties in the Registration Statement; and (iii) that any such statements, representations, or warranties made “to the knowledge” or based on the belief or intention of any party or similarly qualified are true and accurate as of the date hereof, and will continue to be true and accurate at all times through the Effective Time, and thereafter as applicable, without such qualification. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof. If any of the foregoing assumptions is untrue for any reason, our opinion may be adversely affected.

Based upon the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, we hereby confirm that, subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, the discussion contained under the caption “Material U.S. Federal Income Tax Considerations” in the Registration Statement, insofar as such discussion constitutes statements of U.S. federal income tax law, constitutes our opinion regarding the material U.S. federal income tax consequences of the Domestication and Merger.

This opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, administrative interpretations, and court decisions, each as in effect as of the date hereof. The foregoing authorities may be repealed, revoked or modified, and any such change may have retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Domestication and Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the validity of the opinion set forth herein. We assume no responsibility to inform the Company of any such change or inaccuracy that may occur or come to our attention. In addition, our opinion is being delivered prior to the consummation of the Domestication and Merger and therefore is prospective and dependent on future events.

Bespoke Capital Acquisition Corp.

This opinion does not address the various U.S. state or local or non-U.S. tax consequences that may result from the Domestication and Merger or the other transactions or matters described in the Registration Statement and does not address any U.S. federal tax consequences of any transaction other than as set forth above. In addition, no opinion is expressed as to any U.S. federal tax consequences of the Domestication and Merger or other transactions contemplated by the Registration Statement, except as specifically set forth herein, including any U.S. federal non-income tax consequences of the Domestication and Merger, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material U.S. federal income tax consequences of the Domestication and Merger, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Jones Day